EQUITABLE

300+ Series IRA Enrollment Form

To start a 300+ Series IRA for contributions, rollovers or transfers.

Available through Equitable Financial Life Insurance Company

CORRESPONDENCE
Equitable 300+ Series
PO Box 4875
Syracuse NY 13221

TOLL-FREE VOICE # 1-800-248-2138
FAX # 1-816-502-0175
FOR OVERNIGHT & CERTIFIED MAIL
Equitable 300+ Series
100 Madison Street, Syracuse NY 13202

CONTRIBUTIONS
Equitable 300+ Series
P.O. Box 13678
Newark, NJ 07188-3678

1. Information About You

☐ Mr. ☐ Mrs. ☐ Miss ☐ Ms. ☐ Other: ____________ ☐ Male ☐ Female

Name: ____________________ Social Security Number: ____________________

Date of Birth: ____________________ E-mail address: ____________________

Street Address: ____

City: ____________________ State: __________ Zip Code: ____________

This is my ☐ Home Address ☐ Business Address State of Residence: ____________________

Mobile Telephone: ( )____________________ Business Telephone: ( )____________________

Association Affiliation: Name of Association ____

☐ Member ☐ Spouse of Association Member or Employee ☐ Employee of Association Affiliated Practice

2. IRA Type

I am opening up a new 300+ Series IRA to make (check one)

☐ Contributory IRA (regular IRA contributions)
☐ Beneficiary Continuation Option (BCO)
☐ Rollover IRA contributions (Complete the IRA Rollover Form)
☐ Contributory ROTH IRA contributions
☐ Conversion ROTH IRA contributions
☐ Rollover ROTH IRA contributions
☐ SEP-IRA or ☐ SIMPLE IRA contributions (Insert Employer information below)

If you are enrolling in a SIMPLE or SEP IRA, please attach a check made payable to Equitable for the one-time nonrefundable $25 enrollment fee.

____________________ Name of Employer

____________________ Employer's TAX ID Number

3. Beneficiary Designation

☐ I hereby agree to the Beneficiary Statement below.

☐ I do not agree to the Beneficiary Statement below and have attached a designation or change of beneficiary form.

If you do not agree to the Beneficiary Statement, but have not filed a designation or change of beneficiary form, or the form is not valid, the Beneficiary Statement below will apply in the event of death.

BENEFICIARY STATEMENT

Unless a beneficiary designation is in effect at the time an amount becomes payable, any amount which becomes payable to my beneficiary shall be payable to the first surviving class of the following: (1) widow or widower; (2) surviving children; (3) the executors or administrators of the person upon whose death the payment becomes due.

IRA Enrollment 6/20

4. Investment Allocation of Future Contributions

FUND	WHOLE PERCENTAGE
Cash Equivalents:	
EQ/Money Market	________%
Guaranteed Interest Option	________%
Bonds:	
EQ/Core Plus Bond	________%
EQ/Intermediate Govt. Bond	________%
Asset Allocation:	
EQ/Moderate Allocation	________%
Large Company Stocks:	
EQ/Equity 500 Index	________%
EQ/Large Cap Value Mged. Vol.	________%
EQ/Common Stock Index	________%

FUND	WHOLE PERCENTAGE
Large Company Stocks(Continued):	
EQ/Capital Group Research	________%
EQ/Large Cap Growth Mged. Vol.	________%
Multimanager Aggressive Equity	________%
Sector/Specialty Stocks:	
Multimanager Technology	________%
Small/Mid Company Stocks:	
1290 VT Small Cap Value	________%
International/GlobalStocks:	
EQ/International Equity Index	________%
EQ/International Value Mged. Vol.	________%
	=100%

6. Authorization

I hereby authorize Equitable Financial Life Insurance Company to issue an IRA Certificate/Contract in accordance with the instructions given above. I have been furnished with a copy of the IRA Prospectus (and any supplement to the IRA Prospectus), and I am familiar with its provisions. I understand the investment objectives of the investment options I have chosen, and have determined that the IRA is a suitable investment based upon my investment needs and financial situation. Further, I understand that any separate account investment fund unit values may increase or decrease and are not guaranteed as to dollar amount (unlike the Guaranteed Interest Option).

Signature ______________________________ Date ______________________

Instructions for 4 and 5

The percentages in PART IV determine how future contributions (including rollovers) will be invested. If you do not complete PART IV of this form and there is no election on file when a contribution is received, those amounts will be invested in the Money Market. "Future" contributions are those contributions received by us on and after the date we receive this form.

You can change your allocation for future contributions by completing a change of investment allocation form, or by using the website or voice response system. If you are rolling over/transferring assets into this account, you can specify investment instructions for that contribution on the Transfer Form or Rollover Form.

IRA Enrollment 6/20

300+ Series IRA Rollover Form To certify information on a rollover to Equitable’s 300+ Series Regular IRA. Available through Equitable Financial Life Insurance Company CORRESPONDENCE TOLL-FREE VOICE # 1-800-248-2138 CONTRIBUTIONS Equitable 300+ Series FAX # 1-816-502-0175 Equitable 300+ Series PO Box 4875 FOR OVERNIGHT & CERTIFIED MAIL P.O. Box 13678 Syracuse NY 13221 Equitable 300+ Series 100 Madison Street, Syracuse NY 13202 Newark, NJ 07188-3678 1. Information About You Name: _______________________________________ Social Security Number: _______________________________ Mobile Telephone: ( )____________________________ Business Telephone: ( )_____________________________ E-mail address: ______________________________________ 2. Source of Funds Check the box below to indicate the source of money you are transferring. Roth Contributory IRA SIMPLE IRA Qualified Plan Stock Bonus Roth Conversion IRA SEP IRA 403(b) TSA Rollover IRA 403(a) Annuity Plan 457(b) Govt. Plan 3. Certification Important information to consider if you are contemplating an asset rollover from an employer-sponsored plan to an IRA. Advantages of doing so may include receiving advice from a financial professional that you personally choose, possible access to a broader range of investment options, more control of your assets, continued tax-deferred growth, avoidance of early withdrawal penalties, an ability to open a Roth after-tax account, if applicable, and an ability to consolidate other retirement assets into a single account. Disadvantages, however, may include an inability to borrow against the plan if you are still an active employee and your fees, charges and/or commissions may be higher. Before making a decision, please carefully consider the factors noted above as well as each of your other options listed below. You should also seek guidance from your tax advisor and your plan documents or administrator regarding any plan-specific features, limitations, fees or requirements. Remain in Plan. Advantages may include continued tax-deferred growth, protection from creditors, avoidance of early withdrawal penalties and possible lower fees and charges - although some plans may charge non-employees higher fees. Disadvantages, however, may include limited guidance and investment options, the plan may change providers and/or investment options without your consent, non-employees are unable to make additional contributions or borrow against the plan and you will remain subject to any applicable plan restrictions and limitations. Rollover to Another Plan. Advantages may include continued tax-deferred growth, protection from creditors, avoidance of early withdrawal penalties, may be able to borrow against the plan and possible lower fees and charges. Disadvantages, however, may include limited guidance and investment options, the plan may change providers and/or investment options without your consent, you must wait to switch jobs or retire before moving assets again and you will be subject to any applicable plan restrictions and limitations. Cash Distribution. The advantage is having your money now while the disadvantages may be possible federal, state and local taxes, a 10% withdrawal penalty if under age 59 ½ and a 20% federal withholding tax. IRA Rollover 06/20

3. Certification (continued) Please sign below REPLACEMENT CERTIFICATION Will any existing life insurance policy(ies) or annuity(ies) be (or has been) surrendered, withdrawn from, loaned against, changed or otherwise reduced in value, or replaced in connection with this transaction assuming the certificate/contract applied for will be issued?Yes No If yes, complete the following: Year Issued _____________ Type of Plan _______________________________________________________________ Company ___________________________ Certificate/Contract Number ______________________________________ ELIGIBILE ROLLOVER CERTIFICATION I hereby represent that I have received an eligible rollover distribution as defined in Section 402 of the Internal Revenue Code from an eligible employer plan qualified under Sections 401(a), 403(b), 408(a) or 457(b) of the Code. This rollover is either a direct rollover of assets from an eligible employer plan or a rollover of a distribution to me within 60 days of receipt. Signature: X_______________________________________________ Date: _______________________________________ 4. Check and Mailing Instructions An enrollment form must be filed with Equitable either prior to or concurrently with this rollover form. Checks should be mailed to the address above for contributions. If this is a direct rollover from a qualified plan or TSA, the check must be made payable to: Equitable for the Individual Retirement Account of (your name). If this is a rollover that was received by you within the last 60 days, you must send us a personal check. We cannot accept a check made payable to you that you endorse to us. 5. Investment Instructions FUND WHOLE % FUND WHOLE % Cash Equivalents: Large Company Stocks: EQ/Money Market __________% EQ/Common Stock Index __________% Guaranteed Interest Option __________% EQ/Large Cap Value Managed Vol. __________% Bonds: EQ/Capital Group Research __________% EQ/Core Plus Bond __________% EQ/Equity 500 Index __________% EQ/Intermediate Govt. Bond __________% EQ/Large Cap Growth Managed Asset Allocation: Volatility __________% EQ/Moderate Allocation __________% Multimanager Aggressive Equity __________% International/Global Stocks: Sector/Specialty Stocks: EQ/International Equity Index __________% Multimanager Technology __________% EQ/International Value Managed Small/Mid Company Stocks: Volatility __________% 1290 VT Small Cap Value __________% TOTAL (ALL) 100% IRA Rollover 06/20

EQUITABLE

300+ Series IRA Transfer Form

To transfer IRA assets from your current trustee/custodian to 300+ Series IRA

Available through Equitable Financial Life Insurance Company

CORRESPONDENCE
Equitable 300+ Series
PO Box 4875
Syracuse NY 13221

TOLL-FREE VOICE # 1-800-248-2138
FAX # 1-816-502-0175
FOR OVERNIGHT & CERTIFIED MAIL
Equitable 300+ Series
100 Madison Street, Syracuse NY 13202

CONTRIBUTIONS
Equitable 300+ Series
P.O. Box 13678
Newark, NJ 07188-3678

1. Information About You

Name: ______________________ Social Security Number: ______________________

Group# (on quarterly statement) ______________________ E-mail address: ______________________

Street Address: ______________________

City: ______________________ State: __________ Zip Code: ______________________

Mobile Telephone: ( ) ______________________ Business Telephone: ( ) ______________________

2. Name and Address of Current Trustee or Custodian

Equitable will forward this transfer form to your current trustee or custodian. Please confirm the mailing address to avoid delays.

NAME OF RESIGNING TRUSTEE OR CUSTODIAN: ______________________

ACCOUNT REPRESENTATIVE: ______________________

ADDRESS: NUMBER AND STREET, SUITE #: ______________________

CITY, STATE, ZIP: ______________________

3. Participant Authorization

Account Number: ______________________

I have established an IRA certificate with Equitable Life Insurance Company and authorize the liquidation of my account and transfer of these assets as outlined below.

Signature: ______________________ Date: ______________________

Liquidation Instructions (*check one*):

o Total IRA Balance

o Partial Amount $__________ or __________%

from the following funds: ______________________

IRA Transfer 06/20

4. Source of Transfer

Check the box to indicate the source of money you are transferring from your current trustee or custodian.

o Prior IRA Contributions
o Regular Roth IRA Contributions
o Conversion Roth IRA Contributions
o SEP-IRA Contributions
o SIMPLE IRA Contributions
o Qualified Retirement Plan Contributions
o Other ______________________________________

5. Investment Allocation of Transferred Contribution

This contribution will be invested according to your investment allocation on file. You can check your investment allocation on your latest confirmation notice, quarterly statement or through the automated voice response system. If you do not want this contribution invested using the allocation on file, please complete the section below. If you do not have an investment allocation on file and you do not complete the section below, your contribution will be invested in the Money Market. These instructions will remain in effect until changed. You can change your investment allocation on file by completing a change of investment allocation form or through the automated voice response system.

FUND	*WHOLE %*
Cash Equivalents:	
EQ/Money Market	_________%
Guaranteed Interest Option	_________%
Bonds:	
EQ/Core Plus Bond	_________%
EQ/Intermediate Govt. Bond	_________%
Asset Allocation:	
EQ/Moderate Allocation	_________%
International/Global Stocks:	
EQ/International Equity Index	_________%
EQ/International Val Mged Vol	_________%

FUND	WHOLE %
Large Company Stocks:	
EQ/Common Stock Index	_________%
EQ/Large Cap Val Mged Vol	_________%
EQ/Capital Group Research	_________%
EQ/Equity 500 Index	_________%
EQ/Large Cap Gr Mged Vol	_________%
Multimanager Aggressive Equity	_________%
Sector/Specialty:	
Multimanager Technology	_________%
Small/Mid Company Stocks:	
1290 VT Small Cap Value	_________%
TOTAL (ALL)	**100%**

6. Payment InstructionsTo Resigning Trustee or Custodian

Equitable will complete this section.

Equitable maintains a qualified IRA for the above-named individual and will accept this transfer. This transfer should be executed as a trustee-to-trustee transfer. The participant is not to be in actual or constructive receipt of all or any part of the transferred assets.

Signature: ____ Date:__________________________

To ensure that the transferred assets are credited properly, please make the check payable to: **Equitable**

For the Individual Retirement Annuity of: ____
Name of Participant

Please forward the check, along with this form to:

Equitable's 300+ Series
PO Box 4875
Syracuse, NY 13221

IRA Transfer 06/20

REPLACEMENT QUESTIONNAIRE: (MUST BE COMPLETED BY ALL PARTICIPANTS) Will any existing life insurance or annuity be (or has been) surrendered, withdrawn from, loaned against, changed or otherwise reduced in value, or replaced in connection with this transaction assuming the certificate applied for will be issued? … Yes … No If yes, complete the following: Year Issued _____________ Type of Plan ________________________ Company ___________________________ Certificate/Contract Number ______________________________________ Signature _________________________________ Date __________________ REPL 0509